EXHIBIT 2.3


                                                                  Conformed Copy
================================================================================


                         SECURITIES PURCHASE AGREEMENT

                             DATED JANUARY 15, 2002

                                  BY AND AMONG

                             U.S. INDUSTRIES, INC.,

                              JUSI HOLDINGS, INC.

                                       &

                               USI GLOBAL CORP.,

                                AS THE SELLERS,

                                      AND

                 CERTAIN ENTITIES ON THE SIGNATURE PAGES HERETO

                           STRATEGIC INDUSTRIES, LLC

                      STRATEGIC FINANCE COMPANY, AS AGENT

                                       &

                        STRATEGIC FINANCE, LLC, AS AGENT
                               AS THE PURCHASERS


================================================================================

                         SECURITIES PURCHASE AGREEMENT

     SECURITIES PURCHASE AGREEMENT dated as of January 15, 2002 by and among STRATEGIC INDUSTRIES, LLC, a Delaware limited liability company ("SILLC"), ATECH TURBINE COMPONENTS, INC., a Massachusetts corporation ("Atech"), HURON INC., a Delaware corporation ("Huron"), SCF INDUSTRIES, INC., an Alabama corporation ("SCF"), BILTBEST PRODUCTS, INC., a Delaware corporation ("BiltBest"), LEON PLASTICS INC., a Delaware corporation ("Leon"), STRATEGIC FINANCE COMPANY, a Delaware corporation ("SFC"), SFC FINANCE, LLC, a Delaware limited liability company ("Finance LLC," and together with SILLC, Atech, Huron, SCF, Biltbest, Leon and SFC, the "Purchasers"), U.S. INDUSTRIES, INC., a Delaware corporation ("USI"), JUSI Holdings, Inc., a Delaware corporation ("JUSI"), and USI GLOBAL CORP., a Delaware corporation ("Global," and together with USI, and JUSI, the "Sellers").

     WHEREAS, the Sellers presently own 12.5% Senior Notes due 2007 issued by SFC in the aggregate principal amount of $156,944,079 (the "Notes"), with SFC acting as borrowing agent for each of the subsidiaries of SILLC Holdings, LLC, a Delaware limited liability company, that are guarantors of the Notes (the "Subsidiaries"); this Agreement shall be interpreted consistently therewith so that all references to SFC shall mean "Strategic Finance Company, as agent";

     WHEREAS, the Sellers are willing to sell Notes in the aggregate principal amount of $105,687,200 for an aggregate price of $105,687,200 and a payment of $1,650,000 in full satisfaction of all accrued but unpaid interest thereon, and the Purchasers desire to purchase such Notes, on the terms and subject to the conditions set forth in this Agreement;

     WHEREAS, JUSI consents to canceling Notes issued to JUSI in the aggregate principal amount of $51,256,879, including all accrued but unpaid interest thereon, as a reduction in purchase price for stock owned by JUSI that was redeemed by certain of the Subsidiaries, on the terms and subject to the conditions set forth in this Agreement;

     THEREFORE, INTENDING TO BE LEGALLY BOUND, and in consideration of the mutual representations, warranties and covenants contained herein, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                                   ARTICLE 1
                                THE TRANSACTION

     1.1. Sale and Purchase of Notes. Subject to the terms and conditions hereof, at the Closing (defined in Section 1.4), USI will cause the Sellers to sell and transfer to, and the Sellers will transfer to: (a) SFC, and SFC will purchase from the Sellers, Notes in the aggregate principal amount of Thirty Four Million Four Hundred Thirty Seven Thousand Two Hundred Dollars ($34,437,200) (the "SFC Notes") for a cash payment in the amount of Thirty Four Million Four Hundred Thirty Seven Thousand Two Hundred Dollars ($34,437,200) (the "SFC Purchase Price"), and (b) Finance LLC, acting as agent for SFC and the Subsidiaries, and

Finance LLC in such capacity will purchase from the Sellers, Notes in the aggregate principal amount of Seventy One Million Two Hundred Fifty Thousand Dollars ($71,250,000) (the "Finance LLC Notes") for a cash payment in the amount of Seventy One Million Two Hundred Fifty Thousand Dollars ($71,250,000) (the "Finance LLC Purchase Price"), all such Notes being free and clear of all liens, security interests, restrictions, charges, claims and encumbrances, in each case.

     1.2. Cancellation of Notes. The Notes issued to JUSI in the aggregate principal amount of Fifty One Million Two Hundred Fifty Six Thousand Eight Hundred Dollars ($51,256,800) that were issued by SFC on behalf of the Subsidiaries noted on Exhibit A (the "Cancellation Notes") shall be cancelled as a reduction in purchase price for the redemption of stock formerly held by JUSI in each such Subsidiary, in accordance with that certain Amended and Restated Securities Purchase Agreement by and among USI, JUSI, SILLC and Automotive Interior Products LLC, a Delaware limited liability company dated as of January 15, 2000 and amended and restated as of March 24, 2000, it being understood and agreed that unless otherwise required by reason of a change in law that occurs after the Closing, SILLC and any subsidiary of SILLC and the Sellers and any of USI's other affiliates that file or filed a Federal, state or local consolidated or combined income or other tax return with USI or JUSI, will each treat the full amount of such cancellation for all purposes, including for any tax filings, as effecting a purchase price reduction for such redeemed stock in the amounts set forth on Exhibit A, pursuant to Section 108(e)(5) of the Internal Revenue Code of 1986, as amended (the "Code"), and any comparable provision of state or local law, or otherwise, with the cash being paid under this Agreement being applied in the manner set forth in Sections 1.1 and 1.3 hereof. Nothing in this Agreement shall be construed as limiting any party's right to settle, compromise or agree to any adjustment proposal on audit once such party receives a notice of deficiency under Section 6212 of the Code (or comparable provision of state or local law); provided, that any such compromise, settlement or agreement prior thereto shall be permitted if consented to by the other parties hereto, which consent shall not be unreasonably withheld.

     1.3. Interest. The Purchasers shall pay to the Sellers the amount of One Million Six Hundred Fifty Thousand Dollars ($1,650,000) (the "Interest Payment") in full satisfaction of all accrued but unpaid interest on the Notes as of the Closing Date (as defined in Section 1.4).

     1.4. Closing.

     1.4.1. Time and Place of Closing. The closing of the transactions contemplated by this Agreement (the "Closing") will take place at the offices of Dechert, 30 Rockefeller Plaza, New York, NY 10112 at 9:30 A.M. (local time) on the date hereof (the "Closing Date").

     1.4.2. Deliveries and Proceedings at Closing.

     1.4.2.1. Deliveries by the Sellers. At the Closing, the Sellers will deliver:


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     1.4.2.1.1. to SFC the SFC Notes duly endorsed for transfer;

     1.4.2.1.2. to the Purchasers the Cancellation Notes duly endorsed for transfer; and

     1.4.2.1.3. to Finance LLC the Finance LLC Notes duly endorsed for transfer.

     1.4.2.2. Deliveries by the Purchasers. At the Closing:

     1.4.2.2.1. SFC will deliver to the Sellers the SFC Purchase Price in immediately available funds, to an account designated by the Sellers in writing not less than two days prior to Closing;

     1.4.2.2.2. Finance LLC will deliver to the Sellers the Finance LLC Purchase Price in immediately available funds, to an account designated by the Sellers in writing not less than two days prior to Closing; and

     1.4.2.2.3. the Purchasers shall deliver the Sellers the Interest Payment in immediately available funds, to an account designated by the Sellers in writing not less than two days prior to Closing.

                                   ARTICLE 2
                    REPRESENTATIONS AND WARRANTIES OF SELLER

     Each Seller hereby jointly and severally represents and warrants to the Purchasers as follows:

     2.1. Note Ownership; Authority to Transfer. The Sellers own the Notes of record and beneficially, free and clear of any pledge, lien, encumbrance, equity, voting trust, security interest or claim of any kind or character, except for the lien in favor of certain creditors for borrowed money of USI which lien will be released upon consummation of the Closing. The Sellers have full legal right, power and authority to transfer the Notes and to enter into this Agreement and to perform their respective obligations hereunder. The delivery of the Notes duly endorsed for transfer will transfer valid title to the Purchasers, free and clear of all pledges, liens, encumbrances, equities, voting trusts, security interests, options and claims.

     2.2. Organization, No Conflict. Each Seller is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, with full legal right, power and authority to enter into this Agreement and perform its respective obligations hereunder. The transactions contemplated by this Agreement will not conflict with, result in any breach of any provision of or constitute a default under any material agreement, obligation or other instrument to which such Seller is a party or by which it is bound, conflict with any law, rule or regulation, order, judgment or decree that applies to or to which such Seller is subject, or


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require the consent of any third party (other than lender consents that have already been obtained and are currently effective).

     2.3. Authority Relative to this Agreement. Each Seller has all requisite corporate authority and power to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement, and the other agreements and instruments to be executed in connection herewith and the consummation of the transactions contemplated hereby by such Seller have been duly and validly authorized by all required action on the part of such Seller, and no other proceedings on the part of such Seller are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by such Seller and, assuming this Agreement has been duly authorized, executed and delivered by the Purchasers, constitutes a valid and binding agreement of such Seller, enforceable against such Seller in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally. As of the Closing, the other agreements and instruments contemplated hereby will have been duly and validly executed and delivered by such Seller and, assuming due authorization, execution and delivery by such other parties thereto, will constitute valid and binding agreements of such Seller, enforceable against such Seller in accordance with their terms.

     2.4. Tax Matters. The Sellers have at all times and for all purposes, including for any tax filings, treated the Cancellation Notes as having been issued to JUSI as payment for the redemption of the stock formerly held by JUSI in each of the Subsidiaries, in accordance with Exhibit A. The Sellers have at all times and for all purposes, including tax filings, treated such redemption of stock as a purchase of stock by each of the Subsidiaries from JUSI.


                                   ARTICLE 3
                REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS

     Each of the Purchasers hereby jointly and severally represents and warrants as follows:

     3.1. Organization, No Conflict. SFC is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, with full legal right, power and authority to enter into this Agreement and perform its obligations hereunder, and Finance LLC is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware, each with full legal right, power and authority to enter into this Agreement and perform its obligations hereunder. The transactions contemplated by this Agreement will not conflict with, result in any breach of any provision of or constitute a default under any material agreement, obligation or other instrument to which such Purchaser is a party or by which it is bound, conflict with any law, rule or regulation, order, judgment or decree that applies to or to which such Purchaser is subject, or require any consent of any third party (other than lender consents that have already been obtained and are currently effective).


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     3.2. Authority Relative to this Agreement. Such Purchaser has all requisite corporate authority and power to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the other agreements and instruments to be executed by such Purchaser in connection herewith and the consummation of the transactions contemplated hereby have been duly and validly authorized by all required corporate or limited liability company action, as applicable, on the part of each Purchaser, and no other corporate or limited liability company proceedings, as applicable, on the part of such Purchaser are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by such Purchaser and, assuming this Agreement has been duly authorized, executed and delivered by the Sellers, constitutes a valid and binding agreement of such Purchaser, enforceable against such Purchaser in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally. As of the Closing, the other agreements and instruments contemplated hereby will have been duly and validly executed and delivered by such Purchaser and, assuming due authorization, execution and delivery by such other parties thereto, will constitute valid and binding agreements of such Purchaser, enforceable against such Purchaser in accordance with their terms.

     3.3. Tax Matters. The Purchasers have at all times and for all purposes, including for any tax filings, treated the Cancellation Notes as having been issued to JUSI as payment for the redemption of the stock formerly held by JUSI in each of the Subsidiaries, in accordance with Exhibit A. The Purchasers have at all times and for all purposes, including tax filings, treated such redemption of stock as a purchase of stock by each of the Subsidiaries from JUSI.


                                   ARTICLE 4
                   CONDITIONS OF CLOSING AS TO THE PURCHASERS

     The obligations of the Purchasers hereunder are subject to the fulfillment prior to or at the Closing of the following conditions:

     4.1. SILLC Financing. SILLC and the Purchasers shall have consummated all equity and debt financings necessary, on terms and conditions satisfactory to SILLC, to raise the capital to carry out their obligations hereunder.

     4.2. SILLC Consents. SILLC and its subsidiaries shall have received a consent and agreement from SILLC's senior lenders in a form and substance satisfactory to SILLC and USI.

     4.3. USI Consents. USI and its subsidiaries shall have received a consent and agreement from USI's senior lenders in the form attached as Exhibit B hereto (the "USI Consent and Agreement").


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


     4.4. Opinion. USI shall have received an opinion of its outside financial advisor in the form attached as Exhibit C hereto (the "Opinion").

     4.5. Closing Deliveries. The relevant parties shall have made all the deliveries to the Purchasers required by Section 1.4 hereof.

                                   ARTICLE 5
                    CONDITIONS OF CLOSING AS TO THE SELLERS

     The obligations of the Sellers hereunder are subject to the fulfillment prior to or at the Closing of the following conditions:

     5.1. SILLC Consents. SILLC and its subsidiaries shall have received a consent and agreement from SILLC's senior lenders in a form and substance satisfactory to SILLC and USI.

     5.2. USI Consents. USI and its subsidiaries shall have received the USI Consent and Agreement.

     5.3. Opinion. USI shall have received the Opinion.

     5.4. Closing Deliveries. The relevant parties shall have made all the deliveries to the Sellers required by Section 1.4 hereof.

                                   ARTICLE 6
                                 MISCELLANEOUS

     6.1. Indemnification. Following the Closing, the Sellers shall jointly and severally indemnify and defend the Purchasers and each of their respective directors, officers and employees and shall hold each of them harmless from and against any losses, claims, damages, liabilities, costs, expenses, judgments and amounts paid in settlement in connection with any claim, action, suit or proceeding (the "Indemnifiable Claim"), which arises out of any misrepresentation or breach of any representation or warranty made by the Sellers in this Agreement or by a breach of their agreement to treat the cancellation of the Cancellation Notes as a purchase price reduction as set forth in Section 1.2 hereof, and will pay as incurred and reimburse all expenses, including reasonable attorneys' fees, of the Purchasers incurred in connection with such Indemnifiable Claim or in enforcing the indemnity provided for in this Agreement. Following the Closing, the Purchasers shall jointly and severally indemnify and defend the Sellers and each of their respective directors, officers and employees and shall hold each of them harmless from and against any Indemnifiable Claim which arises out of any misrepresentation or breach of any representation or warranty made by the Purchasers in this Agreement, and will pay as incurred and reimburse all expenses, including reasonable attorneys' fees, of the Sellers incurred in connection with such Indemnifiable Claim or in enforcing the indemnity provided for in this Agreement.


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     6.2. Nature and Survival of Representations. All representations, warranties and agreements shall survive the Closing hereunder.

     6.3. Further Assurances. Each party hereto shall, from and after the Closing, execute and deliver such documents and perform such acts as may be reasonably necessary or appropriate to cause the satisfactory completion and consummation of the transactions contemplated by this Agreement.

     6.4. Costs. Each party hereto shall bear its own costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby.

     6.5. Amendment and Modification. This Agreement may be amended, modified or supplemented at any time by the parties hereto only by an instrument in writing duly signed by the parties hereto.

     6.6. Entire Agreement. This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, among the parties or any of them with respect to the subject matter hereof.

     6.7. Validity. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement, each of which shall remain in full force and effect.

     6.8. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by facsimile transmission or telexed or three days after being mailed by registered or certified mail (return receipt requested), postage prepaid, and one business day after deposited with an overnight courier service if delivered by overnight courier, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice; provided, that notices of a change of address shall be effective only upon receipt thereof):

     (a)  if to the Sellers, to:

          c/o U.S. Industries, Inc.
          101 Wood Avenue South
          Iselin, New Jersey  08830
          Attention: General Counsel
          Telecopy:  (732) 767-2208

     (b)  if to the Purchasers, to:

          c/o Strategic Industries, LLC
          Raritan Plaza 1
          Raritan Center, 2nd Floor


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          Edison, NJ 08818
          Attention: CFO
          Telecopy:  (732) 512-4858

          with a required copy to:

          Dechert
          4000 Bell Atlantic Tower
          1717 Arch Street
          Philadelphia, Pennsylvania 19103-2793
          Attention: John D. LaRocca, Esq.
          Telecopy:  (215) 994-2222

     6.9. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

     6.10. Specific Performance. The parties hereto agree that if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, irreparable damage would occur, no adequate remedy at law would exist and damages would be difficult to determine, and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

     6.11. Public Disclosure. Notwithstanding anything herein to the contrary, each of the parties to this Agreement hereby agrees with the other party or parties hereto that, except as may be required to comply with the requirements of any applicable laws or the rules and regulations of any stock exchange upon which the securities of one of the parties (or its affiliate) is listed, in which case the party making the release or announcement shall provide a copy of such release or announcement 24 hours in advance to the other parties, no press release or announcement with respect to the transactions contemplated by this Agreement shall be issued by any party to this Agreement prior to the Closing without the advance consent of the other parties.

     6.12. Descriptive Headings. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning interpretation of this Agreement.

     6.13. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     6.14. Facsimiles. This Agreement, and any amendments hereto, to the extent signed and delivered by means of a facsimile machine, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding effect as


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if it were the original signed version thereof delivered in person. At the request of any party hereto, each other party hereto shall re-execute original forms thereof and deliver them to all other parties. No party hereto shall claim that this Agreement is invalid, not binding or unenforceable based upon the use of a facsimile machine to deliver a signature, or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine, and each such party forever waives any such claim or defense.

     6.15. Return or Replacement of Notes Under Certain Circumstances. Notwithstanding anything herein to the contrary, in the event and to the extent that the Sellers deliver one or more of the Notes in accordance with the terms hereof, but the Purchasers fail to deliver the purchase price therefor as set forth in Section 1.1 hereof, then the Purchasers agree to cause new Notes in the appropriate principal amounts to be issued to the appropriate Seller.

     6.16. Integrated Transaction. The parties agree that the purchase of Notes under this Agreement is conditioned upon the consummation of the transactions contemplated by the Securities Purchase Agreement dated as of the date hereof by and among Strategic, certain subsidiaries of Strategic and USI and certain subsidiaries of USI and, for avoidance of doubt, the parties acknowledge and agree that the acquisition of securities under such agreement and the acquisition of the Notes under this Agreement was negotiated and consummated as an integrated transaction, and not as separate and distinct transactions, and should in all events be construed as an integrated transaction.

                            [SIGNATURE PAGE FOLLOWS]



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     IN WITNESS WHEREOF, each of the undersigned has caused this Agreement to be signed by its duly authorized officers as of the date first above written.


                                          U.S. INDUSTRIES, INC.


                                          By: /s/ Steven Barre
                                              ----------------------------------
                                              Title:  Vice President & Secretary



                                          JUSI HOLDINGS, INC.


                                          By: /s/ Steven Barre
                                              ----------------------------------
                                              Title:  Vice President & Secretary



                                          USI GLOBAL CORP.


                                          By: /s/ Steven Barre
                                              ----------------------------------
                                              Title:  Vice President & Secretary



                                          STRATEGIC INDUSTRIES, LLC


                                          By: /s/ Peter F. Reilly
                                              ----------------------------------
                                              Title:  Vice President



                                          STRATEGIC FINANCE COMPANY


                                          By: /s/ Peter F. Reilly
                                              ----------------------------------
                                              Title:  Vice President


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


                                          SFC fINANCE, LLC


                                          By: /s/ Peter F. Reilly
                                              ----------------------------------
                                              Title:  Vice President



                                          ATECH TURBINE COMPONENTS, INC.


                                          By: /s/ Peter F. Reilly
                                              ----------------------------------
                                              Title:  Vice President



                                          HURON INC.


                                          By: /s/ Peter F. Reilly
                                              ----------------------------------
                                              Title:  Vice President



                                          SCF INDUSTRIES, INC.


                                          By: /s/ Peter F. Reilly
                                              ----------------------------------
                                              Title:  Vice President



                                          BILTBEST PRODUCTS, INC.


                                          By: /s/ Peter F. Reilly
                                              ----------------------------------
                                              Title:  Vice President



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


                                          LEON PLASTICS, INC.


                                          By: /s/ Peter F. Reilly
                                              ----------------------------------
                                              Title:  Vice President


















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                                   EXHIBIT A


       NOTES OWED TO JUSI PREVIOUSLY ISSUED IN REDEMPTION OF STOCK TO BE
                 CANCELLED BY THE FOLLOWING ISSUING COMPANIES


--------------------------------------------------------------------------------

            ISSUER                                     AMOUNT OF CANCELLED NOTES
--------------------------------------------------------------------------------

Atech Turbine Components, Inc.                                 $4,607,000
--------------------------------------------------------------------------------

Huron Inc.                                                     $31,973,000
--------------------------------------------------------------------------------

SCF Industries, Inc.                                           $4,315,000
--------------------------------------------------------------------------------

BiltBest Products, Inc.                                        $4,709,000
--------------------------------------------------------------------------------

Leon Plastics Inc.                                             $5,652,800
--------------------------------------------------------------------------------













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